UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 15th, 2019

SEEDO CORP.

(Exact name of registrant as specified in its charter)

Delaware	333-208814	47-2847446
(State of incorporation)	(Commission File Number)	(IRS Employer No.)

1771 Post Rd East #178

Westport, CT 06880

(Address of principal executive offices and Zip Code)

(203) 307-1179

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered

Item 1.01. Entry into a Material Definitive Agreement.

On October 15th, 2019, the Company executed a Convertible Debenture, Securities Purchase Agreement and ancillary agreements (collectively, the “Agreements”) with YAII PN, Ltd. Per the terms of the Agreements with YAII PN, the Company was tendered $1,100,000, which is open with right of redemption for two years. Additionally, the Company has granted 440,000 Warrants at a strike price of $1.25 with a five-year term.

This Debenture is convertible by YAII PN Ltd. at its option at the lower of the fixed or variable price. This Debenture may be redeemed by the Company for cash, or converted into shares common at a fixed conversion price of $1.25, subject to certain adjustments as provided within the Agreement, and subject to certain limitations, including that YAII PN cannot convert an amount of said shares that would result in it owning more than 4.99% of our common stock. Additionally, the Company is obliged to register all such shares at YAII PN Ltd.’s request.

Pursuant to the Agreements, we shall use the net proceeds as part of the Company’s obligations towards “Spanky’s Clothing”, a company affiliated with Snoop Dogg as part of his Brand Ambassadorship. We shall also earmark certain cash to expand our production facilities, as well as normative corporate working capital purposes. There are no other restrictions on future financing transactions. The Agreement does not contain any right of first refusal, participation rights, or penalties. YAII PN Ltd. has agreed that neither it nor any of its affiliates shall engage in any short-selling or hedging of our Common Stock during any time.

The foregoing is a summary description of certain terms of the Agreements. For a full description of all terms, please refer to the copy of the Agreements which are filed herewith as Exhibits 10.1 to this Current Report on Form 8-K and incorporated herein by reference. All readers are encouraged to read the entire text of the listed Agreements.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

The following Exhibits are filed as part of this Report.

Exhibit Number	Description

10.1	Convertible Debenture of October 15th, 2019 with YAII PN Ltd.

10.2	Securities Purchase Agreement of October 15th, 2019 with YAII PN Ltd.

10.3	Registration Rights Agreement of October 15th, 2019 with YAII PN Ltd.

10.4	Transfer Agent Instructions of October 15th, 2019 with YAII PN Ltd.

10.5	Legal Opinion regarding transactions of October 15th, 2019 with YAII PN Ltd.

10.6	Board of Director’s Resolution of October 15th, 2019 with YAII PN Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 16th, 2019

SEEDO CORP.

By:	/S/ Zohar Levy
Zohar Levy, CEO

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